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JANET E. MCHUGH                               Baltimore Gas and Electric Company
Deputy General Counsel                        P.O. Box 1475
Manager, Legal Department                     Baltimore, Maryland 21203-1475
                                              410 234-5613      FAX 410 234-7660



                                                                       Exhibit 5


[BGE LOGO}

                                            March 3, 1999




Constellation Energy Group, Inc.
39 W. Lexington Street
Baltimore, MD 21201

Gentlemen:

     This opinion is provided in connection with Post Effective Amendment No. 1 to Registration No. 33-64799 on Form S-4 (the "Registration Statement ("CEG") filed by Constellation Energy Group, Inc. (formerly Constellation Energy Corporation) with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, regarding the proposed issuance of up to 154 million shares of Constellation Energy common stock, no par value (the "Common Shares"). The Common Shares will be issued in connection with the proposed share exchange between CEG and the common stockholders of Baltimore Gas and Electric Company ("BGE") as described in the Agreement and Plan of Share Exchange dated as of February 19, 1999 between BGE and CEG, (the "Agreement"). The Agreement is filed as Appendix A to the Registration Statement.

     I am Deputy General Counsel of BGE, a Maryland corporation, and head of its Legal Department. BGE is the sole shareholder of CEG, and CEG has requested that I provide this opinion. I am licensed to practice law in the State of Maryland. In connection with this opinion, I, together with attorneys I supervise, have considered, among other things (1) the proposed Amended and Restated Articles of Incorporation of CEG filed as Appendix B to the Registration Statement (the "Proposed Charter"); (2) the proposed by-laws of CEG filed as Appendix C to the


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Constellation Energy Group, Inc.
March 3, 1999
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Registration Statement (the "Proposed By-laws"); (3) the corporate proceedings for approval of the issuance and sale of the Common Shares; (4) the Registration Statement; (5) the Agreement; (6) the provisions of the Public Utility Holding Company Act of 1935 (the "1935 Act"), together with an order dated January 16, 1956 issued by the Commission (File No. 31-631) exempting BGE from the provisions of the 1935 Act applicable to it as a holding company; and (7) such other documents, transactions, and matters of law as we deemed necessary or desirable in order to render this opinion.

     This opinion is subject to (1) appropriate resolutions being adopted by the CEG Board of Directors prior to the issuance of the Common Shares; (2) the Registration Statement becoming effective under the Securities Act of 1933; (3) proper adoption, filing, and recording of the Proposed Charter and the proper adoption of the Proposed By-laws so that both are in effect at the time of issuance of the Common Shares; and (4) the proposed share exchange being consummated as contemplated in the Agreement.

     Based on the foregoing, I am of the opinion that the Common Shares, when issued and delivered in accordance with the provisions of the Agreement, will constitute legally issued, fully paid and nonassessable shares of CEG common stock.

     The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the State of Maryland and the United States of America as currently in effect.

     This opinion is provided solely for your benefit and may not be relied upon by, or quoted to, any other person or entity, in whole or in part, without my prior written consent.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me in the Registration Statement (and any amendments thereto) or the prospectus and proxy



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Constellation Energy Group, Inc.
March 3, 1999
Page 3




statement constituting a part of the Registration Statement (and any amendments or supplements thereto).

                                            Very truly yours,

                                            /s/ Janet E. McHugh